Exhibit 10.3

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED BECAUSE IT IS NOT MATERIAL AND OF A TYPE THAT PMGC HOLDINGS INC. TREATS AS PRIVATE OR CONFIDENTIAL. SUCH REDACTED PORTIONS ARE INDICATED WITH “[***].”

GUARANTY

This GUARANTY, made effective as of April 16, 2026, is given by each of the undersigned entities set forth on the signature page hereto (each, a “Guarantor”, and collectively, the “Guarantors”), for the benefit of [***], and its successors, transferees, and assigns (“Investor”).

PURPOSE

A. PMGC Holdings Inc., a Nevada corporation (“Company”), has issued to Investor that certain Secured Pre-Paid Purchase #1 of even date herewith in the original face amount of $10,730,000.00 (“Pre-Paid Purchase #1”).

B. Pre-Paid Purchase #1 was issued pursuant to the terms of a Securities Purchase Agreement dated as of April 16, 2026 between Company and Investor (the “Purchase Agreement”).

C. The Purchase Agreement also provides Company the right to sell additional Secured Pre-Paid Purchases (together with Pre-Paid Purchase #1, the “Pre-Paid Purchases”) to Investor upon satisfaction of certain conditions.

D. Each Guarantor is a subsidiary of Company and will materially benefit from the credit evidenced by the Pre-Paid Purchases and other financial accommodations granted to Company pursuant to the Transaction Documents (as defined in the Purchase Agreement).

E. Investor agreed to provide the financing to Company evidenced by the Pre-Paid Purchases only upon the inducement and representation that Guarantors would guaranty all indebtedness, liabilities, and obligations of Company owed to Investor under the Pre-Paid Purchases and all the other Transaction Documents, as provided herein.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Investor to enter into the Transaction Documents and provide the financing contemplated therein, Guarantor hereby agrees for the benefit of Investor as follows:

GUARANTY

1. Indebtedness Guaranteed. Each Guarantor hereby absolutely and unconditionally guarantees the prompt payment in full of the Obligations (as defined below), as and when the same (including without limitation portions thereof) become due and payable. Each Guarantor acknowledges that the amount of the Obligations may exceed the original principal amount of the Pre-Paid Purchases. Each Guarantor further acknowledges that the guarantee made pursuant to this Section 1 for the timely payment and performance of each of the Obligations and is not merely a guaranty of collection. For purposes of this Guaranty, “Obligations” means (a) all loans, advances, debts, liabilities, and obligations, arising on or after the date of this Guaranty which are: (i) owed by Company or any Guarantor to Investor, under the Pre-Paid Purchases, the Purchase Agreement, and/or (ii) any other Transaction Documents, including any modification or amendment to any of the foregoing, and (b) all costs and expenses, including reasonable attorneys’ fees, incurred by Investor in connection with the Pre-Paid Purchases or in connection with the collection or enforcement of any portion of the indebtedness, liabilities, or obligations described in the foregoing clause (a) and the performance of the covenants and agreements of Company contained in the Pre-Paid Purchases and the other Transaction Documents.

2. Representations and Warranties. Each Guarantor hereby represents and warrants to Investor that:

(a) Guarantor is an entity, organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

(b) Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary action required by its form of organization to authorize such execution, delivery, and performance.

(c) This Guaranty constitutes Guarantor’s legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to Guarantor, (ii) violate or contravene any provision of Guarantor’s organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other material agreement, lease or instrument to which Guarantor is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. Guarantor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

(e) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on Guarantor’s part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

(f) Except as disclosed by Company in filings with the U.S. Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to Guarantor, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder.

(g) (i) This Guaranty is not given with actual intent to hinder, delay or defraud any entity to which Guarantor is, or will become on or after the date of this Guaranty, indebted, and Guarantor has not engaged in any transaction or series of transactions with such intent, (ii) Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guaranty, (iii) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Guaranty to Investor, and (iv) Guarantor does not intend to incur debts that will be beyond Guarantor's ability to pay as such debts become due.

(h) Guarantor has examined or has had the full opportunity to examine the Pre-Paid Purchases and all the other Transaction Documents, all the terms of which are acceptable to Guarantor.

(i) This Guaranty is given in consideration of Investor entering into the Transaction Documents and providing financing thereunder.

(j) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Guaranty to Investor.

(k) Guarantor is a wholly-owned or partially-owned subsidiary of Company.

(l) Guarantor has received adequate consideration and at least a reasonably equivalent value in exchange for the giving of this Guaranty, which Guarantor hereby acknowledges having received, and thereby will materially benefit from the financial accommodations granted to Company by Investor pursuant to the Transaction Documents. Investor may rely conclusively on the continuing warranty, hereby made, that Guarantor continues to be benefitted by Investor’s extension of credit accommodations to Company and Investor shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Investor without regard to the receipt, nature or value of any such benefits. As such, this Guaranty is a valid and binding obligation of Guarantor. Guarantor further covenants and agrees that it will not use lack of consideration as a defense to its performance of its obligations under this Guaranty. Investor may rely conclusively on the continuing warranty, hereby made, that Guarantor continues to be benefitted by Investor’s extension of accommodations to Company and Guarantor, and Investor shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Investor without regard to the receipt, nature or value of any such benefits.

3. Alteration of Obligations. In such manner, upon such terms and at such times as Investor and Company deem best and without notice to Guarantors, Investor, and Company may alter, compromise, accelerate, extend, renew or change the time or manner for the payment of any Obligation, increase or reduce the rate of interest on the Pre-Paid Purchases, release Company, as to all or any portion of the Obligations, release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor. No exercise or non-exercise by Investor of any right available to Investor, no dealing by Investor with Guarantors or any other guarantor, endorser of the Pre-Paid Purchases or any other person, and no change, impairment or release of all or a portion of the obligations of Company under any of the Transaction Documents or suspension of any right or remedy of Investor against any person, including, without limitation, Company and any other such guarantor, endorser or other person, shall in any way affect any of the obligations of Guarantors hereunder or any security furnished by Guarantors or give Guarantors any recourse against Investor. Guarantors acknowledges that their obligations hereunder are independent of the obligations of Company.

4. Waiver. To the extent permitted by law, each Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights or remedies, including (without limitation) (a) any right to require Investor to proceed against Company or any other person or to pursue any other remedy in Investor’s power before proceeding against Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Investor to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) demand, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness, liability or obligation or of any action or non-action on the part of Company, Investor, any endorser or creditor of Company or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or liability or evidence of indebtedness held by Investor as collateral or in connection with any Obligation hereby guaranteed; (d) any defense based upon an election of remedies by Investor which may destroy or otherwise impair the subrogation rights of Guarantor or the right of Guarantor to proceed against Company for reimbursement, or both; provided, however, the Company makes no waiver as to the defense of payment; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any duty on the part of Investor to disclose to Guarantor any facts Investor may now or hereafter know about Company, regardless of whether Investor has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of Company and of all circumstances bearing on the risk of non-payment of any Obligation; (g) any defense arising because of Investor’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; (h) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any claim, right or remedy which Guarantor may now have or hereafter acquire against Company that arises hereunder and/or from the performance by Guarantor hereunder, including, without limitation, any claim, right or remedy of Investor against Company or any security which Investor now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; and (j) any obligation of Investor to pursue any other guarantor or any other person, or to foreclose on any collateral.

5. Bankruptcy. So long as any Obligation (other than any inchoate indemnification obligations) shall be owing to Investor, Guarantors shall not, without the prior written consent of Investor, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Company. The obligations of Guarantors under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company, or by any defense which Company may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

6. Claims in Bankruptcy. Guarantors shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that Guarantors may have against Company relating to any indebtedness, liability, or obligation of Company owed to Guarantors and will assign to Investor all rights of Guarantors thereunder. If a Guarantor does not file any such claim, Investor, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Investor’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Investor’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Investor or Investor’s nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action that a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Investor the amount payable on such claim and, to the full extent necessary for that purpose, each Guarantor hereby assigns to Investor all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be deemed satisfied except to the extent that Investor receives cash by reason of any such payment or distribution. If Investor receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If at any time the holder of a Pre-Paid Purchase is required to refund to Company any payments made by Company under the Pre-Paid Purchase because such payments have been held by a bankruptcy court having jurisdiction over Company to constitute a preference under any bankruptcy, insolvency or similar law then in effect, or for any other reason, then in addition to such Guarantor’s other obligation under this Guaranty, such Guarantor shall reimburse the holder in the aggregate amount of such refund payments.

7. Costs and Attorneys’ Fees. If Company or Guarantors fail to pay all or any portion of any Obligation, or Guarantors otherwise breach any provision hereof or otherwise default hereunder, Guarantors shall pay all such expenses and actual attorneys’ fees incurred by Investor in connection with the enforcement of any obligations of Guarantors hereunder, including, without limitation, any attorneys’ fees incurred in any negotiation, alternative dispute resolution proceeding subsequently agreed to by the parties, if any, litigation, or bankruptcy proceeding or any appeals from any of such proceedings.

8. Cumulative Rights. The amount of Guarantors’ liability and all rights, powers and remedies of Investor hereunder and under any other agreement now or at any time hereafter in force between Investor and Guarantors, including, without limitation, any other guaranty executed by any Guarantor relating to any indebtedness, liability or obligation of Company owed to Investor, shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Investor by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness, liability, or obligation of Company owed to Investor.

9. Independent Obligations. The obligations of Guarantors hereunder are independent of the obligations of Company and, to the extent permitted by law, in the event of any breach or default hereunder, a separate action or actions may be brought and prosecuted against a Guarantor whether or not Company or any other Guarantor is joined therein or a separate action or actions are brought against Company, and Investor shall have no obligation to separately pursue an action against Company or any other Guarantor with respect to the Obligations. Investor may maintain successive actions for other breaches or defaults. Investor’s rights hereunder shall not be exhausted by Investor’s exercise of any of Investor’s rights or remedies or by any such action or by any number of successive actions until and unless all Obligations have been paid and fully performed.

10. Severability. If any part of this Guaranty is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Guaranty shall remain in full force and effect.

11. Successors and Assigns. This Guaranty shall inure to the benefit of Investor, Investor’s successors and assigns, including the assignees of any Obligation, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantors. This Guaranty may be assigned by Investor with respect to all or any portion of the Obligations, and when so assigned, Guarantors shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantors hereunder with respect to any Obligations retained by Investor.

12. Notices. Whenever Guarantors or Investor shall desire to give or serve any notice, demand, request, or other communication with respect to this Guaranty, each such notice shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by confirmed facsimile,

(b) the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the address for such party (or Company, in respect of notices delivered to any Guarantor) set forth in the Purchase Agreement (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto).

13. Application of Payments or Recoveries. With or without notice to Guarantors, Investor, in Investor’s sole discretion and at any time and from time to time and in such manner and upon such terms as Investor deems fit, may (a) apply any or all payments or recoveries from Company or from any other guarantor or endorser under any other instrument or realized from any security, in such manner and order of priority as Investor may determine, to any indebtedness, liability or obligation of Company owed to Investor, whether or not such indebtedness, liability or obligation is guaranteed hereby or is otherwise secured or is due at the time of such application; and (b) refund to Company any payment received by Investor in connection with any Obligation and payment of the amount refunded shall be fully guaranteed hereby.

14. Setoff. Investor shall have a right of setoff against all monies, securities, and other property of Guarantors now or hereafter in the possession of, or on deposit with, Investor (if any), whether held in a general or special account or deposit, or for safekeeping or otherwise. Such right is in addition to any right of setoff Investor may have by law. All rights of setoff may be exercised without notice or demand to Guarantors. No right of setoff shall be deemed to have been waived by any act or conduct on the part of Investor, or by any neglect to exercise such right of setoff, or by any delay in doing so. Every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Investor.

15. Affirmative Covenants. Until the Obligations (other than any inchoate indemnification obligations) shall have been paid in full, unless Investor shall otherwise consent in writing, each Guarantor covenants as follows:

15.1 Guarantor will file all material tax returns and reports which are required by law to be filed by them and will pay before they become delinquent, all material taxes, assessments, and governmental charges and levies imposed upon them or their property and all claims or demands of any kind which, if unpaid, might result in the creation of a lien or other encumbrance upon their property. Upon Investor’s request, Guarantor shall provide Investor with copies of the federal and state tax returns for Guarantor.

15.2 Guarantor will give prompt written notice to Investor of the commencement of any material action, suit, or proceeding affecting Guarantor.

15.3 Guarantor will not become insolvent or fail to pay their debts and liabilities as the same shall become due.

15.4 Guarantor will take no action with an actual intent to hinder, delay, or defraud any present or future creditors of Company or Guarantor, including Investor.

15.5 Guarantor will comply in all material respects with all laws, rules, and regulations to which they may be subject.

15.6 Guarantor covenants and agrees not to sell, transfer, or assign any of its assets, including, but not limited to, (a) any of its intellectual property, or (b) any interest in any revenue bearing contract, stream or asset, without Investor’s prior written consent and agrees that any transfer in contravention of such covenant shall be null and void ab initio; provided, however, that the Guarantor shall be permitted to transfer or assign any of its assets to any third party as consideration in connection with any acquisition, merger, or involving the Company or any of its subsidiaries, including, without limitation, the Guarantor, without the prior written consent of Investor, so long as such transfer or assignment is made in a fair market value exchange, the Guarantor is not in breach of this Guaranty, and no Event of Default has occurred under any of the Pre-Paid Purchase (as defined under the Purchase Agreement) or any breach of the Transaction Documents (as defined in the Purchase Agreement).

16. Miscellaneous.

16.1 Governing Law and Venue. This Guaranty shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Without modifying Guarantors’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), each Guarantor consents to and expressly agrees that exclusive venue for the arbitration of any dispute arising out of or relating to this Guaranty or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with this Agreement, each Guarantor hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state court sitting in Salt Lake County, Utah, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

16.2 Arbitration of Claims. The parties hereto hereby incorporate by this reference the arbitration provisions set forth as an exhibit to the Purchase Agreement (“Arbitration Provisions”). The parties shall submit all Claims (as defined in the Arbitration Provisions) arising under this Guaranty or other agreements between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Guaranty. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in the Purchase Agreement. By executing this Guaranty, each Guarantor represents, warrants and covenants that Guarantor has reviewed the Arbitration Provisions carefully, has had the opportunity to consult with legal counsel about such provisions and either has done so or knowingly and voluntarily waived such right, understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Guarantor will not take a position contrary to the foregoing representations. Each Guarantor acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Guarantor regarding the Arbitration Provisions.

16.3 Entire Agreement. Except as provided in any other written agreement now or at any time hereafter in force between Investor and any Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Investor with respect to the subject matter hereof, and no representation, understanding, promise, or condition concerning the subject matter hereof shall be binding upon Investor unless expressed herein.

16.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic signature (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.5 Construction. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural, and the masculine shall include the feminine and neuter and vice versa. The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust, or other legal entity of any kind whatsoever. The headings of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation hereof.

16.6 Waiver. No provision of this Guaranty or right granted to Investor hereunder can be waived in whole or in part, nor can any Guarantor be released from Guarantor’s obligations hereunder except by a writing duly executed by an authorized officer of Investor.

16.7 No Subrogation. Until all indebtedness, liabilities, and obligations of Company owed to Investor have been paid in full in cash and all commitments have been terminated, shall not have any right of subrogation, contribution, or reimbursement against the Company or any other Guarantor.

16.8 Survival. All representations and warranties contained in this Guaranty shall survive the execution, delivery, and performance of this Guaranty and the creation and payment of the Obligations.

16.9 Joint and Several Liability. Each Guarantor’s covenants, obligations, and agreements set forth herein constitute the liabilities and obligations of all Guarantors with respect to the Obligations.

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IN WITNESS WHEREOF, Guarantors have executed this Guaranty to be effective as of the date first set forth above.

GUARANTORS:

AGA PRECISION SYSTEMS LLC, a California limited liability company

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	CFO

PACIFIC SUN PACKAGING INC., a California corporation

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	CFO

PMGC CAPITAL LLC, a Nevada limited liability company

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Managing Member

NORTHSTRIVE BIOSCIENCES INC., a Delaware corporation

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	CFO

SVM MACHINING, INC., a California corporation

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	CFO

Acknowledged & Accepted:

[***]

By:	/s/
[***]

[Signature Page to Guaranty]